                            SCHEDULE 14A INFORMATION
              REVISED PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         BOREALIS TECHNOLOGY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             -----------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No filing fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

        2)     Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)     Proposed maximum aggregate value of transaction:

        5)     Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

                        BOREALIS TECHNOLOGY CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 1998

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Borealis Technology Corporation, a Delaware corporation (the "Company"), will be held on Friday, May 29, 1998 at 2:00 p.m., at the principal executive offices of the Company located at 4070 Silver Sage Drive, Carson City, Nevada 89701, for the following purposes:

     1. To elect three (3) directors to the Company's Board of Directors.

     2. To approve an amendment to the Company's 1996 Stock Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 649,304 to 1,849,304 shares.

     3. To approve an amendment to the Company's 1996 Director Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 115,000 to 400,000 shares.

     4. To approve a plan of financing pursuant to which the Company may raise up to $10,000,000 upon the issuance of shares of Common Stock and warrants to purchase Common Stock upon the terms and conditions set forth in the attached Proxy Statement.

     5. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock by 20,000,000 to a total of 30,000,000.

     6. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

     7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 16, 1998 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By order of the Board of Directors

                                          Elizabeth Gasper
                                          Secretary

Carson City, Nevada

May 8, 1998

                        BOREALIS TECHNOLOGY CORPORATION
                            ------------------------

                                PROXY STATEMENT

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Borealis Technology Corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 29, 1998 at 2:00 p.m. at the principal executive offices of the Company located at 4070 Silver Sage Drive, Carson City, Nevada 89701, or at any adjournment or adjournments, thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company's telephone number is (702) 888-3200.


     These proxy solicitation materials and the Company's Annual Report to Stockholders on Form 10-KSB for the year ended December 31, 1997 were first mailed on or about May 8, 1998 to all stockholders entitled to vote at the meeting.


RECORD; OUTSTANDING SHARES; PROCEDURAL MATTERS

     Stockholders of record as of the close of business on April 16, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 5,879,148 shares of the Company's common stock, $.001 par value (the "Common Stock"), were issued and outstanding. Each share has one vote on all matters. For information regarding holders of more than 5% of the outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The closing sale price of the Company's Common Stock as reported on the Nasdaq National Market System on the Record Date was $3.00 per share.

REVOCABILITY OF PROXIES

     A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above prior to the Annual Meeting a written notice of revocation, or by delivering a duly executed proxy bearing a date later than that of the previous proxy.

     The solicitation of proxies is made on behalf of the Board of Directors of the Company and the associated costs will be borne by the Company. The Company has engaged W.F. Doring & Company ("Doring") to assist in the solicitation of proxies for the meeting. The Company will pay Doring a customary fee and will reimburse Doring for reasonable out-of-pocket expenses.

     In addition to solicitation by mail, the Company may use the services of its directors, officers and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in so doing.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 1998

     Proposals of stockholders which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than December 23, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS


     There are three nominees for director. Each director to be elected will hold office until his successor is duly elected and qualified (or until his earlier death, resignation or removal). Of the nominees listed below, all are currently directors of the Company.


     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

     The name of the nominees of the Company, and certain information about them as of April 16, 1998 are set forth below. Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                                                                                    DIRECTOR
         NAME OF NOMINEE           AGE    PRINCIPAL OCCUPATION AND DIRECTORSHIP      SINCE
         ---------------           ---    -------------------------------------     --------
Edward Esber.....................  45     President, Chief Executive Officer and      1996
                                          Chairman of the Board, SoloPoint, Inc.
Patrick Grady....................  30     President, Chief Executive Officer and      1996
                                          Chairman of the Board
Joseph Marengi...................  44     Senior Vice President, Dell Computer        1997

     Mr. Esber joined the Company as a Director in July 1996. Mr. Esber has been Chairman of the Board of SoloPoint, Inc. since February 1998 and Chief Executive Officer and President since October 1995. Mr. Esber has served as principal of The Esber Group, a strategy consulting group in Silicon Valley, since April 1990. From July 1994 to October 1995 he was Chairman, Chief Executive Officer and President of Creative Insights. Prior thereto, he served as President and Chief Operating Officer of Creative Labs from May 1993 to July 1994. Mr. Esber also serves on the boards of directors of Quantum Corporation and SoloPoint, Inc. Pursuant to the Underwriting Agreement between the Company and H.J. Meyers & Co., Inc. dated July 21, 1997, the Company has agreed, until July 28, 2000, that H.J. Meyers & Co., Inc. shall have the right to designate two members to the Company's Board of Directors provided that such members are acceptable to the Company. Mr. Esber has been nominated to the Company's Board of Directors pursuant to this Agreement.

     Mr. Grady has been a Director of the Company since July 1996. He was appointed Chairman of the Board in January 1998 and assumed the roles of President and Chief Executive Officer in March 1998. Prior to assuming the roles of President and Chief Executive Officer, from March 1996 to March 1998, Mr. Grady was Managing Director, Venture Capital of H.J. Meyers & Co., Inc. From June 1993 to March 1996, Mr. Grady served as the Senior Vice President of Corporate Finance at H.J. Meyers & Co., Inc. Pursuant to the Underwriting Agreement between the Company and H.J. Meyers & Co., Inc. dated July 21, 1997, the Company has agreed, until July 28, 2000, that H.J. Meyers & Co., Inc. shall have the right to designate two members to the Company's Board of Directors provided that such members are acceptable to the Company. Mr. Grady has been nominated to the Company's Board of Directors pursuant to this Agreement.

     Mr. Marengi has been a Director of the Company since July 1997. Mr. Marengi has served as Senior Vice President of Dell Computer Corporation since June 1997. Prior to joining Dell, Mr. Marengi was President of Novell, Inc. from August 1996 to July 1997. Prior to that, Mr. Marengi served as Executive Vice President, Worldwide Sales and as Vice President of Channel Sales at Novell. Mr. Marengi also serves on the board of directors of Network Peripherals, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company met a total of nine (9) times during the fiscal year ended December 1997.

     The Audit Committee of the Board of Directors currently consists of Mr. Esber. Such committee met three (3) times during the fiscal year ended December 1997.

     The Compensation Committee of the Board of Directors consists of Messrs. Esber and Marengi. Such committee met one (1) time during the fiscal year ended December 1997.

     The Nominating Committee of the Board of Directors currently consists of Mr. Grady. Such committee did not meet during the fiscal year ended December 1997.

     During the last fiscal year, no director attended less than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served and which were held during the period of time that such person served on the board or such committee.

DIRECTORS' FEES

     Except as otherwise described in this proxy, the Company did not pay cash or other compensation to its directors for attendance at meetings in the fiscal year ended December 1997, except that from January 16, 1997 to August 17, 1997, Mr. Pitsker was compensated for his services as interim President and Chief Operating Officer of the Company pursuant to a consulting arrangement and Mr. Grady currently is earning an annual compensation of $120,000 for his services as President and Chief Executive Officer of the Company. In March 1998 the Board of Directors approved a resolution providing that Directors will be paid $1,400 for attendance at each Board meeting and $500 for participation in each telephonic meeting of the Board of Directors. Under the Company's 1996 Director Option Plan, each outside Director of the Company is granted options to purchase 20,000 shares of Common Stock at the time of initial appointment or election to the board, and 6,667 shares of Common Stock annually thereafter on the day immediately following each Annual Meeting of the Stockholders, if on such date he or she has served on the Board for at least three years. See "Proposal No. 3." The Company reimburses its Directors for reasonable expenses incurred in connection with attending Board and Board Committee meetings.

REQUIRED VOTE

     The three nominees receiving the highest number of affirmative votes will be elected as directors of the Company.

RECOMMENDATION

     The Company's Board of Directors unanimously recommends a vote FOR each of the nominees listed above.

                                 PROPOSAL NO. 2
                          APPROVAL OF AMENDMENT TO THE
                                1996 STOCK PLAN

     The Company's 1996 Stock Plan (the "1996 Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in May 1996. The 1996 Plan is designed to retain, motivate and reward employees by providing such personnel long term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. A total of 649,304 shares of the Company's Common Stock have been reserved for issuance upon the exercise of options granted under the 1996 Plan. As of the Record Date, options to purchase 469,985 shares had been granted under the 1996 Plan, net of forfeitures.

PROPOSAL

     The stockholders are being asked to approve an increase in the number of shares reserved for issuance under the 1996 Plan from 649,304 to 1,849,304. This increase was approved by the Board of Directors in October 1997. Excluding the proposed share increase, 179,319 remained available for grant under the 1996 Plan on the Record Date.

RECOMMENDATION

     The Board of Directors unanimously recommends that stockholders vote FOR approval of the proposed amendment of the 1996 Plan.

DESCRIPTION OF THE 1996 PLAN

     The essential features of the 1996 Plan are outlined below. Such outline is qualified in its entirety by the provisions of the 1996 Plan, a copy of which has been filed by the Company as an exhibit to the Company's Registration Statement on Form SB-2 originally filed with the Securities and Exchange Commission (the "SEC") on May 2, 1996, and is incorporated herein by reference. Copies of the 1996 Plan are available upon written request to the Company at 4070 Silver Sage Drive, Carson City, Nevada 89701, Attn: Chief Financial Officer.

  General Provisions

     The 1996 Plan was adopted by the Board of Directors and approved by the stockholders of the Company in May 1996. The Company's 1996 Plan provides for the granting to employees of incentive stock options within the meaning of
Section 422 of the Federal Income Tax Code (the "Code"), and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). A total of 649,304 shares of Common Stock have been reserved for issuance pursuant to the 1996 Plan. The Board has the authority to amend, suspend or terminate the 1996 Plan, provided that no such action may affect any share of Common Stock previously issued and sold or any option previously granted under the 1996 Plan.

     The 1996 Plan may be administered by the Board of Directors or a committee of the Board (the "Committee"), which Committee is required to be constituted to comply with Section 16(b) of the Exchange Act and applicable laws. The Committee has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR and the exercisability thereof, and the form of consideration payable upon exercise. Options and SPRs granted under the 1996 Plan will not generally be transferable by the optionee, and each option and SPR will be exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1996 Plan must be exercised within three months of the end of the optionee's status as an employee or consultant of the Company, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term. The exercise price of all incentive stock options granted under the 1996 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1996 Plan is determined by the Committee. With respect to any participant who owns stock possessing more that 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Plan may not exceed ten years. No optionee under the 1996 Plan may be granted more than 100,000 shares in any fiscal year, except that up to an additional 100,000 shares may be granted to new employees.

     The 1996 Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company's assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the Committee shall provide for the optionee to have the right to exercise the option or SPR as to all or a portion of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Committee makes an option or SPR exercisable in full in the event of a merger or sale of assets, the Committee shall notify the optionee that the option or SPR shall be fully exercisable for a period of fifteen days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  Federal Tax Information for 1996 Plan

     The following is a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1996 Plan. Options granted under the 1996 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee generally will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company may be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized by taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of options or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PLAN BENEFITS

     The Company cannot now determine the exact number of options to be granted in the future under the 1996 Plan to the executive officers named under "EXECUTIVE OFFICER COMPENSATION Summary Compensation Table," all current executive officers as a group or all employee (including executive officers) as a group. In the fiscal year ended December 31, 1997, options to purchase 622,296 shares of Common Stock were granted under the 1996 Plan, net of forfeitures.

                                 PROPOSAL NO. 3
                          APPROVAL OF AMENDMENT TO THE
                           1996 DIRECTOR OPTION PLAN

     The Company's 1996 Director Option Plan (the "1996 Director Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in May 1996. The 1996 Director Plan is designed to retain, motivate and reward non-employee directors by providing such directors long term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. A total of 115,000 shares of the Company's Common Stock has been reserved for issuance upon the exercise of options granted under the 1996 Director Plan. As of the Record Date, options to purchase 75,000 shares had been granted under the 1996 Director Plan, net of forfeitures.

PROPOSAL

     The stockholders are being asked to approve an increase in the number of shares reserved for issuance under the 1996 Director Plan from 115,000 to 400,000. This increase was approved by the Board of Directors in March 1998. Excluding the proposed share increase, 40,000 shares remained available for grant under the 1996 Plan on the Record Date.

RECOMMENDATION

     The Board of Directors unanimously recommends that stockholders vote FOR approval of the proposed amendment of the 1996 Director Plan.

DESCRIPTION OF THE 1996 DIRECTOR PLAN

     The essential features of the 1996 Director Plan are outlined below. Such outline is qualified in its entirety by the provisions of the 1996 Director Plan, a copy of which has been filed by the Company as an exhibit to the Company's Registration Statement on Form SB-2 originally filed with the SEC on May 2, 1996, and is incorporated herein by reference. Copies of the 1996 Director Plan are available upon written request to the Company at 4070 Silver Sage Drive, Carson City, Nevada 89701, Attn: Chief Financial Officer.

  General Provisions

     The 1996 Director Plan was adopted by the Board of Directors and approved by the stockholders of the Company in May 1996. Directors of the Company are entitled to participate in the 1996 Director Plan. The 1996 Director Plan has a term of ten years, unless terminated sooner by the Board. A total of 115,000 shares of Common Stock have been reserved for issuance under the 1996 Director Plan.

     The 1996 Director Plan provides for the automatic grant of 20,000 shares of Common Stock to each non-employee director on the date on which the person first becomes a non-employee director (the "First Option"), unless immediately prior to becoming a non-employee director, such person was a director of the Company. After the First Option is granted to the non-employee director, he or she shall automatically be granted an option to purchase 6,667 additional shares (a "Subsequent Option") each year on the day immediately following the annual stockholder's meeting of the Company, if on such date he or she shall have served on the Board for at least three years. Each First Option and each Subsequent Option will have a term of 10 years. The exercise prices of the First Option and each Subsequent Option shall be the fair market value per share of the Common Stock, generally determined with reference to the closing price of the Common Stock as reported on the Nasdaq SmallCap Market.

     In the event of a merger of the Company or the sale of substantially all of the assets of the Company, each option may be assumed or an equivalent option substituted by the successor corporation. Options granted under the 1996 Director Plan must be exercised within three months of the end of the optionee's tenure as a director of the Company, or within twelve months after such director's termination by death or disability, but in no event later than the expiration of the option's ten year term. No option granted under the 1996 Director Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee.

  Federal Tax Information for 1996 Director Plan

     The following is a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1996 Director Plan. Options granted under the 1996 Director Plan will be nonstatutory options for purposes of Section 422 of the Code.

     All options which do not qualify as incentive stock options under Section 422 of the Code are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee generally will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company may be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of the nonstatutory option.

     The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of options or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                 PROPOSAL NO. 4
                             APPROVAL OF FINANCING

     The Company is requesting that stockholders approve a plan of financing as described below. The Company has recently raised approximately $2.2 million net of fees and commissions, in connection with the private placement of 1,001,000 shares of Company Common Stock and warrants to purchase an additional 500,500 shares of Common Stock at a strike price of $5.00 per share. The Board of Directors of the Company believes that it is in the best interest of the Company to raise up to an additional $10 million of equity capital as set forth below and, pursuant to Nasdaq SmallCap Market rules, is requesting that the stockholders of the Company approve such financing.

PROPOSAL

     The stockholders are requested to approve the plan of financing described below.

RECOMMENDATION

     The Board of Directors unanimously recommends that stockholders vote FOR approval of the proposed plan of financing.

DESCRIPTION OF PLAN OF FINANCING

     The proposed financing will consist of the sale of units (the "Units") consisting of shares of Common Stock and warrants to purchase additional shares of Common Stock. The Units are expected to be offered without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states, in reliance on the private offering exemption contained in Section 4(2) of the Securities Act and on Regulation D of the SEC thereunder ("Regulation D") and in reliance on similar exemptions under certain applicable state laws. At the discretion of the Board of Directors of the Company, the Company may retain one or more brokers or placement agents to assist with the proposed financing and may pay such persons such fees and expenses as the Board of Directors shall deem reasonable.

  Amount to be Raised

     The amount of equity capital to be raised by the Company pursuant to the proposed financing will not exceed $10,000,000.

  Description of the Units

     Each Unit will consist of one share of Common Stock and a warrant (a "Warrant") to purchase a number of shares of Common Stock as determined by the Board of Directors of the Company, such number not to be greater than one third of a share of Common Stock. Units will be sold in lots such that no investor shall be entitled to purchase a fraction of a share of Common Stock.

  Price Per Unit

     The price per Unit (the "Price per Unit") will be determined by the Board of Directors and will be no less than 70% of the average last sale price for the Common Stock for the five trading days ending one day immediately prior to the first closing of the purchase and sale of the Units (the "First Closing").

  Warrants

     The exercise price of the Warrants will be determined by the Board of Directors of the Company. Such price shall not be less than 125% of the average last sale price for the Common Stock for the five trading days ending one day immediately prior to the First Closing, subject to customary antidilution provisions. The Warrants will be exercisable at any time prior to the date three years following the First Closing. The Warrants will not entitle the holders thereof to any rights as a stockholder of the Company until the Warrants are exercised and the shares of Common Stock are purchased thereunder. The Warrants and the shares of Common Stock thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act.

  Common Stock

     The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provision with respect to such shares. All of the outstanding shares of Common Stock are fully paid and nonassessable.

  Registration Obligation

     The Company will, following the last closing of the purchase and sale of Units, use its commercially reasonable efforts to effect a registration on Form S-3 for the resale of shares of Common Stock offered thereby and the shares issuable upon exercise of the Warrants.

  Use of Proceeds

     The proceeds of the proposed financing will be used for working capital.

                                 PROPOSAL NO. 5
             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Board of Directors determined in March 1998 that it is in the best interest of the Company and its stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 30,000,000. The Certificate of Incorporation currently provides that the number of shares of Common Stock available for issuance by the Company is 10,000,000.

     The proposal to increase the number of authorized shares of Common Stock is being made to provide greater flexibility to the Company including, but not limited to, flexibility for future financings by the Company. The increase in the authorized number of shares would enable the Board of Directors to utilize such shares for further financings, possible acquisitions and other uses, any of which could have a dilutive effect on the Company's current stockholders.

     The affirmative vote of the holders of a majority of shares represented in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the above-proposed amendment to the Certificate of Incorporation. If this proposal is approved, the authorized Common Stock of the Company will be 30,000,000

     The Board of Directors recommends that the stockholders vote FOR approval of the increase in the authorized shares of Common Stock.

                                 PROPOSAL NO. 6
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 1998. Such appointment is being presented to the stockholders for ratification at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

     The Board of Directors recommends voting FOR the ratification of its appointment of Ernst & Young LLP as the Company's independent auditors.

                                   MANAGEMENT

     The current executive officers of the Company, and their ages as of April 16, 1998 are as follows:

                  NAME                      AGE                   POSITION
                  ----                      ---                   --------
Patrick Grady...........................    30     President, Chief Executive Officer and
                                                   Chairman of the Board
Elizabeth Gasper........................    44     Executive Vice President and Chief
                                                   Financial Officer
Dave Bouchard...........................    38     Senior Vice President of Worldwide
                                                   Sales and Services
Michael D'Eath..........................    44     Vice President of Business Development
                                                   and Product Marketing
Henry (Ric) Rodriguez...................    37     Vice President of Engineering Services

     Mr. Grady has been a Director of the Company since July 1996. He was appointed Chairman of the Board in January 1998 and assumed the roles of President and Chief Executive Officer in March 1998. Prior to assuming the roles of President and Chief Executive Officer, from March 1996 to March 1998 Mr. Grady was Managing Director, Venture Capital of H.J. Meyers & Co., Inc. From June 1993 to March 1996, Mr. Grady served as the Senior Vice President of Corporate Finance at H.J. Meyers & Co., Inc.

     Ms. Gasper joined the Company as Chief Financial Officer in November 1996. She previously served as Controller at Scopus Technology, Inc. from March 1993 to October 1996. From August 1992 to March 1993 she served as Controller at Sonic Solutions. Prior thereto, she served in various management positions at Sybase, Inc. from May 1990 to August 1992.

     Mr. Bouchard joined the Company as Senior Vice President of Worldwide Sales and Services in November 1997. From June 1995 to November 1997 he served as Vice President of Leveraged Sales at Tivoli Systems, Inc. Prior thereto, he served as Sales Manager of Powersoft Corporation from February 1993 to June 1995.

     Mr. D'Eath joined the Company as Vice President of Business Development in November 1997. He has assumed the additional position of Vice President of Product Marketing as of January 1998. From May 1994 to November 1997, he served as Director of Business Development and as General Manager of the Workgroup Business Unit at Tivoli Systems, Inc. Prior thereto, he served as Executive Director of Strategic Relations at Novell, Inc. from May 1989 to May 1994.

     Mr. Rodriguez joined the Company as Vice President of Engineering Services in February 1998. From November 1995 to February 1998 Mr. Rodriguez served as Vice President of Research and Development and Chief Architect of Seagate Software, Inc. From May 1993 to November 1995 Mr. Rodriguez was Vice President of Development and General Manager of MobileWare Corporation. Prior thereto, he served as Director of Strategic Development at Novell, Inc. from March 1992 to May 1993.

                              CERTAIN TRANSACTIONS

     The Company is negotiating a Settlement Agreement and Mutual Release with its former President and Chief Executive Officer, Jack Murphy, pursuant to which it is expected that, among other things, $18,125 in borrowings by Mr. Murphy from the Company will be forgiven.


     The Company granted Dave Bouchard, its Senior Vice President of Worldwide Sales and Services, a $425,000 secured loan for the purchase of a residence. Such loan does not bear interest except in the event of a default. The principal and interest on such loan is due and payable upon the earlier of (i) sixty days following the date that Mr. Bouchard voluntarily leaves the Company, (ii) one hundred eighty days following the date of termination of the employment of Mr. Bouchard for cause, (iii) the date of any sale, conveyance, assignment, alienation or any other form of transfer, whether voluntary or involuntary, of the residence, or any part thereof or interest therein, subject to certain exceptions, or (iv) November 17, 2000. $23,611.10 of the principal amount of the loan was forgiven on the date of borrowing. Commencing on December 17, 1997 and on the 17th day of each and every calendar month thereafter, so long as Mr. Bouchard is an employee of the Company and so long as there is then no uncured default in connection with the loan, the principal amount of the loan is automatically reduced by $11,805.55. If Mr. Bouchard is terminated without cause, the outstanding principal balance on the loan will be forgiven entirely. The Company does not believe that it would lend money to Mr. Bouchard on such terms were Mr. Bouchard not a key employee of the Company's.


                               OTHER INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

     Based solely on its review of the copies of such forms received by the Company, or representations from certain reporting persons, the Company believes that during the Company's last fiscal year all executive officers and directors timely filed all filings required under 16(a) for all reportable transactions during the year except that Pete Pitsker filed two late Form 4's.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table (the "Named Officers"), and by all directors and executive officers as a group. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. A total of 5,879,148 shares of the Company's Common Stock were issued and outstanding as of the Record Date.

                                                           NO. OF SHARES     APPROXIMATE
                          NAME                                 OWNED       PERCENTAGE OWNED
                          ----                             -------------   ----------------
John H. Webley(1)........................................     738,000           12.14%
16875 Coleman Valley Road
Occidental, CA 95465
Curtis Faith(2)..........................................     441,464            7.50%
Peter W.J. Stonebridge Revocable Trust(3)................     400,000            6.69%
529 Ponderosa Ave
Incline Village, NV 89451
Dave Bouchard(4).........................................      15,000               *
Brian Breidenbach(5).....................................          --               *
Michael D'Eath(6)........................................      41,859               *
Edward Esber(7)..........................................     145,666            2.45%
Elizabeth Gasper(8)......................................      20,416               *
Patrick Grady(9).........................................     100,826            1.69%
Joe Marengi(10)..........................................      15,222               *
Jack Murphy(11)..........................................       5,000               *
Peter Pitsker(12)........................................     209,731            3.53%
All directors and officers as a group (9 people)(13).....     995,184           16.21%

---------------
  * Less than one percent (1%).

 (1) Based on information provided in the Form 13D filed by Mr. Webley on March 18, 1998. Includes 200,000 shares issuable upon exercise of warrants.

 (2) Mr. Faith has agreed, until July 2000, to vote all of his shares for the election of two nominees to the Board of Directors identified by H.J. Meyers & Co., Inc. Mr. Faith's ownership includes 4,444 shares issuable upon exercise of stock options within 60 days of the Record Date.

 (3) Based on information provided in the Form 13D filed by Mr. Stonebridge on March 18, 1998. Includes 100,000 shares issuable upon exercise of warrants.

 (4) Includes 5,000 shares issuable upon exercise of warrants.

 (5) Mr. Breidenbach resigned as an officer of the Company on January 5, 1998.

 (6) Includes 5,000 shares issuable upon exercise of warrants and 23,859 shares issuable upon exercise of stock options within 60 days of the Record Date.

 (7) Includes 20,000 shares held by the Esber Family Trust, 16,666 shares issuable upon exercise of stock options within 60 days of the Record Date and 25,000 shares issuable upon exercise of warrants.

 (8) Includes 7,916 shares issuable upon exercise of stock options within 60 days of the Record Date.

 (9) Includes 84,160 shares issuable upon exercise of warrants and 16,666 shares issuable upon exercise of stock options within 60 days of the Record Date.

(10) Includes 12,222 shares issuable upon exercise of stock options within 60 days of the Record Date.

(11) Mr. Murphy was hired as Chief Executive Officer of the Company effective July 10, 1997. Mr. Murphy resigned as an officer of the Company on March 13, 1998.

(12) Includes 70,290 shares held by the Pitsker Revocable Living Trust dated 9-11-85, 23,148 shares held by the Pitsker Partnership, 42,441 shares issuable upon exercise of stock options within 60 days of the Record Date and 17,000 shares issuable upon exercise of warrants.

(13) Includes 124,214 shares issuable upon exercise of stock options within 60 days of the Record Date and 136,160 shares issuable upon exercise of warrants.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation paid by the Company for services during the previous three fiscal years to (i) those individuals who served as the Company's Chief Executive Officer during the Last Fiscal Year, (ii) each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the Last Fiscal Year, and (iii) up to two former executive officers who would have been included under
(ii) above but for the fact that they were not serving as an executive officer of the Company through the end of the Last Fiscal Year.


                                                                                LONG TERM
                                             ANNUAL COMPENSATION              COMPENSATION
                                    --------------------------------------       AWARDS
                                                              OTHER ANNUAL    -------------     ALL OTHER
                                     SALARY        BONUS      COMPENSATION    STOCK OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    ($)          ($)(1)         ($)              (#)             ($)
---------------------------   ----  --------      --------    ------------    -------------    ------------
Jack Murphy(2)..............  1997  $ 85,269(3)         --       $7,920(4)       300,346(5)      $   486(6)
Curtis Faith(7).............  1997  $125,000(8)         --           --           21,156         $ 1,465(6)
                              1996  $ 87,500(8)         --           --               --         $ 3,263
                              1995  $ 53,333(8)   $  6,667           --               --         $ 2,869
Elizabeth Gasper............  1997  $110,000(9)         --           --           56,000         $ 1,523(6)
  Chief Financial Officer     1996  $  9,167(9)     20,000           --           20,000(5)           --
Dave Bouchard(10)...........  1997  $ 18,750(11)  $250,000(12)        --         200,000(5)      $65,217(13)
  Senior Vice President,
  Worldwide Sales and
  Services
Brian Breidenbach(14).......  1997  $110,000(15)        --                           250         $ 1,465(6)
  Vice President,             1996  $  9,167(15)  $  7,500                        18,000(5)
  Engineering
Michael D'Eath(16)..........  1997  $ 18,125(17)  $ 80,000(18)        --         100,000(5)
  Vice President, Business
  Development and Product
  Marketing
Peter Pitsker(19)...........  1997        --            --           --           20,000(20)     $35,000(21)
  Interim President and       1996        --            --           --           15,971(20)
  Chief Operating Officer     1995        --            --           --            6,470(20)
  and Director


---------------
 (1) Bonus amounts are reported for the fiscal year in which earned without regard to when paid.

 (2) Mr. Murphy was hired as President and Chief Executive Officer of the Company effective July 10, 1997. Mr. Murphy resigned as an officer of the Company on March 13, 1998.

 (3) Mr. Murphy's 1997 salary includes $7,500 earned in 1997 but paid in 1998.

 (4) Represents annual temporary housing allowance.

 (5) Includes options granted pursuant to commencement of employment with the Company.

 (6) The amounts disclosed include payments made by the Company in the fiscal year indicated of premiums for a combined life and health insurance policy on behalf of Mr. Murphy, Mr. Faith, Ms. Gasper and Mr. Breidenbach.

 (7) Mr. Faith resigned as President and Chief Executive Officer of the Company on January 16, 1997.

 (8) Mr. Faith's salary includes $5,208 earned in 1997 but paid in 1998, and $4,167 earned in 1996 but paid in 1997, and $3,333 earned in 1995 but paid in 1996.

 (9) Ms. Gasper's salary includes $4,583 earned in 1997 but paid in 1998, and $4,583 earned in 1996 but paid in 1997.

(10) Mr. Bouchard was hired as Senior Vice President of Worldwide Sales and Services of the Company effective November 17, 1997. In addition to the compensation amounts listed, Mr. Bouchard was granted, pursuant to his commencement of employment with the Company, a $425,000 secured loan for the purchase of a residence, to be conditionally forgiven over a three year period.

(11) Mr. Bouchard's 1997 salary includes $6,250 earned in 1997 but paid in 1998.

(12) Represents a conditionally recoverable sign-on bonus. This bonus is recoverable in the event Mr. Bouchard leaves the Company or is terminated for cause but the recoverable amount is reduced pro rate over three years.



(13) Represents $29,800 for reimbursement of relocation expenses and $35,417 of loan forgiveness.


(14) Mr. Breidenbach resigned as an officer of the Company on January 5, 1998.

(15) Mr. Breidenbach's salary includes $4,583 earned in 1997 but paid in 1998, and $4,583 earned in 1996 but paid in 1997.

(16) Mr. D'Eath was hired as Vice President of Business Development of the Company as of November 17, 1997.

(17) Mr. D'Eath's 1997 salary includes $6,042 earned in 1997 but paid in 1998.

(18) Represents a sign-on bonus.

(19) Mr. Pitsker, through his private consulting practice, served as acting President and Chief Operating Officer of the Company from January 1997 through August 1997.

(20) Includes, for 1997, 15,600 options granted to Mr. Pitsker for services as a consultant to the Company and 4,400 options granted pursuant to services as a Director to the Company; for 1996, 15,971 options pursuant to services as a Director to the Company; and for 1995, 6,470 options pursuant to services as a Director to the Company.

(21) Represents consulting fee paid for Mr. Pitsker's services as acting Officer of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth, as to the Named Officers, certain information relating to stock options granted during fiscal 1997.

                                                  INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                               -------------------------------------------------------     VALUE AT ASSUMED
                                NUMBER OF    PERCENT OF TOTAL                               ANNUAL RATES OF
                               SECURITIES        OPTIONS                                      STOCK PRICE
                               UNDERLYING       GRANTED TO                                   APPRECIATION
                                 OPTIONS        EMPLOYEES       EXERCISE    EXPIRATION    FOR OPTION TERM(3)
                                 GRANTED        IN FISCAL         PRICE        DATE      ---------------------
            NAME                   (#)           YEAR(1)        ($/SH)(2)    (MO/YR)        5%         10%
            ----               -----------   ----------------   ---------   ----------   --------   ----------
Jack Murphy..................    300,000          34.46%          $3.81        7/07      $719,393   $1,823,082
                                     346              *           $4.00        6/07      $    870   $    2,026
Curtis Faith.................     20,000           2.30%          $5.50       10/07      $ 69,178   $  175,312
                                   1,156              *           $4.00        6/07      $  3,199   $    8,106
Elizabeth Gasper.............     55,000           6.32%          $5.41       10/07      $186,989   $  473,867
                                   1,000              *           $4.00        6/07      $  2,516   $    6,375
Dave Bouchard................    200,000          22.97%          $4.50       10/07      $566,005   $1,434,368
Michael D'Eath...............    100,000          11.49%          $4.50       10/07      $283,003   $  717,184
Brian Breidenbach............        250              *           $4.00        6/07      $    629   $    1,594
Peter Pitsker................     15,600           1.79%          $4.25        1/07      $ 41,696   $  105,665

---------------
 * Represents less than 1%.

(1) The total number of shares subject to options granted to employees in fiscal 1997 was 870,630.

(2) The exercise price per share is equal to the closing price of the Company's Common Stock on the date of grant.

(3) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1997, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table provides information with respect to option exercises in fiscal 1997 by the Named Officers and the value of such officers' unexercised options at the close of business on December 31, 1997.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                             SHARES                               YEAR END (#)              FISCAL YEAR END($)(2)
                           ACQUIRED ON        VALUE        ---------------------------   ---------------------------
          NAME             EXERCISE(#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   ---------------   -----------   -------------   -----------   -------------
Jack Murphy..............         --              --             --         300,346            --             --
Curtis Faith.............         --              --          1,111          18,889            --             --
Elizabeth Gasper.........         --              --          5,416          14,584            --             --
Dave Bouchard............         --              --             --         200,000            --             --
Michael D'Eath...........         --              --             --         100,000            --             --
Brian Breidenbach........         --              --          4,500          13,500            --             --
Peter Pitsker............         --              --         11,006          15,835        $2,281         $3,542

---------------
(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the date of exercise, minus the exercise price.

(2) Market value of underlying securities based on the closing price of the Company's Common Stock on December 31 1997, minus the exercise price.

                         COMPENSATION COMMITTEE REPORT

     From January to August 1997, the Compensation Committee consisted of Shekar Swamy and Peter Pitsker; from August to October 1997, the Committee consisted of Peter Pitsker and Ed Esber; from October 1997 to the end of the fiscal year the Committee consisted of Peter Pitsker, Ed Esber and Joe Marengi. All such members of the Compensation committee were independent directors of the Company during fiscal 1997, except for Peter Pitsker who served as interim President and Chief Operating Officer as well as director from January to August 1997. The Committee is responsible for administering the Company's compensation and benefits programs. The Committee sets executive salary levels, establishes the Company's executive bonus plan and determines target bonuses thereunder, and determines option grants under the Company's stock option programs.

     The Company's executive compensation program has been designed to ensure that the compensation provided to executive officers is closely aligned with the Company's financial performance and, ultimately, the creation of stockholder value, and to ensure that the Company can attract and retain key executives critical to the Company's long-term success.

     The Committee establishes the salary of each executive officer, including the Chief Executive Officer, by considering (i) the salaries of executive officers in similar positions with comparably sized companies in the Company's and related industries, (ii) the experience and contribution levels of the individual executive officers, (iii) the Company's financial performance during the past year, and (iv) in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

     The Committee also grants stock options to executive officers to provide long-term incentive to the executive officers aligned with the creation of increased stockholder value over time. The Committee grants options based upon a number of factors, including each such officer's responsibilities and position in the Company, any changes in the executive officer's responsibility and position, and the executive officer's existing equity interest in the Company in the form of vested and unvested options. All options are granted at the current market price of the Company's Common Stock on the date of grant. During fiscal year 1997, the Committee granted options to purchase 300,346 shares of Common Stock to the Chief Executive Officer, and options to purchase an aggregate of 371,850 shares of Common Stock to five (5) other officers at exercise prices ranging from $4.00 to $5.41 per share.

     No member of the Compensation Committee is a former or current executive officer or employee of the Company, except for Peter Pitsker, as discussed above.
                                        Joe Marengi
                                        Ed Esber

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return among Borealis Technology Corporation, the S&P 500 Index and the H&Q Technology Index, from June 27, 1996 (the date of the Company's initial public offering) through December 31, 1997, the end of the Company's last fiscal year.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

* Assumes $100 invested on June 27, 1996, the date of the Company's initial public offering, through the fiscal year ended December 31, 1997.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.


Dated: May 8, 1998

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS

PROXY

                        BOREALIS TECHNOLOGY CORPORATION
                 4070 SILVER SAGE DRIVE, CARSON CITY, NV 89701

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned hereby appoints Patrick Grady and Elizabeth Gasper, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, par value $0.001 per share ("Common Stock") of Borealis Technology Corporation ("Borealis") held of record by the undersigned on April 16, 1998, at the annual meeting of stockholders to be held on May 29, 1998, and any adjournment thereof (the "Meeting").

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                   WITHHOLD
                                                  FOR             AUTHORITY
                                              all nominees     for all nominees
                                              listed below       listed below
1. ELECTION OF DIRECTORS TO THE BOARD OF
   DIRECTORS OF BOREALIS:                         / /               / /
   (Instruction: To withhold authority to
   vote for any individual nominee strike a
   line through the nominee's name in the
   box below)

   Ed Esber    Patrick Grady    Joe Marengi

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE        FOR     AGAINST   ABSTAIN
   BOREALIS 1996 STOCK PLAN TO INCREASE THE
   NUMBER OF SHARES OF COMMON STOCK RESERVED      / /       / /       / /
   FOR ISSUANCE THEREUNDER FROM 649,304 TO
   1,849,304

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE        FOR     AGAINST   ABSTAIN
   BOREALIS 1996 DIRECTOR OPTION PLAN TO
   INCREASE THE NUMBER OF SHARES OF COMMON        / /       / /       / /
   STOCK RESERVED FOR ISSUANCE THEREUNDER
   FROM 115,000 TO 400,000 SHARES

4. PROPOSAL TO APPROVE A PLAN OF FINANCING        FOR     AGAINST   ABSTAIN
   PURSUANT TO WHICH THE COMPANY MAY RAISE
   UP TO $10,000,000.                             / /       / /       / /

5. PROPOSAL TO APPROVE AN AMENDMENT TO THE        FOR     AGAINST   ABSTAIN
   COMPANY'S CERTIFICATE OF INCORPORATION
   TO INCREASE THE AUTHORIZED NUMBER OF           / /       / /       / /
   SHARES OF THE COMPANY'S COMMON STOCK
   BY 20,000,000 TO A TOTAL OF 30,000,000.

6. PROPOSAL TO RATIFY THE APPOINTMENT OF          FOR     AGAINST   ABSTAIN
   ERNST & YOUNG LLP AS BOREALIS'
   INDEPENDENT AUDITORS FOR THE FISCAL            / /       / /       / /
   YEAR ENDING DECEMBER 31, 1998

7. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Ed Esber, Patrick Grady and Joe Marengi as Directors and will be voted for Proposals 2, 3, 4, 5 and 6.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature ________________________________ Signature if held jointly  _____________________ Dated __________ 1998

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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